      As filed with the Securities and Exchange Commission on June 26, 2003
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------


                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                          DURA AUTOMOTIVE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                ----------------


                  Delaware                                   38-2961431
       (State or other jurisdiction of                    (I.R.S. Employer
       incorporation or organization)                    Identification No.)

             2791 Research Drive                               48309
          Rochester Hills, Michigan                          (Zip Code)
  (Address of Principal Executive Offices)



 DURA AUTOMOTIVE SYSTEMS, INC. EMPLOYEE STOCK DISCOUNT PURCHASE PLAN, AS AMENDED
                            (Full title of the plan)


                                 David R. Bovee
                   Vice President and Chief Financial Officer
                          Dura Automotive Systems, Inc.
                               2791 Research Drive
                         Rochester Hills, Michigan 48309
                                 (248) 299-7500
 (Name and address, including zip code, and telephone number, including area code, of agent for service)


                                    Copy to:
                                 Dennis M. Myers
                                Kirkland & Ellis
                             200 East Randolph Drive
                                Chicago, IL 60610
                                 (312) 861-2000

                                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
  TITLE OF SECURITIES TO BE       AMOUNT TO BE        PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
         REGISTERED              REGISTERED (1)      OFFERING PRICE PER     AGGREGATE OFFERING      REGISTRATION
                                                           SHARE                  PRICE                  FEE
--------------------------------------------------------------------------------------------------------------------
  Class A Common Stock, par
  value $0. 01 per share         500,000 shares          $9.50 (2)            $4,750,000 (2)           $384.28
--------------------------------------------------------------------------------------------------------------------

(1) The aggregate number of shares to be registered is subject to adjustment by reason of stock splits, stock dividends and other events pursuant to the terms of the Dura Automotive Systems, Inc. Employee Stock Discount Purchase Plan (the "Plan"). Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares of Class A Common Stock shown in the table above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of the provisions of the Plan governing such adjustments. Pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.


(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported for the shares of Class A Common Stock on the Nasdaq National Market on June 23, 2003.

================================================================================

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement is being filed by Dura Automotive Systems, Inc., a Delaware corporation (the "Company"), pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended.

1.       INCORPORATION  OF DOCUMENTS BY REFERENCE.

                  The Company's Registration Statement on Form S-8, dated December 11, 1996 (Registration No. 333-17821), which has been filed by the Company with the Commission, is incorporated in this Registration Statement by reference.



2.       EXHIBITS.         An Exhibit Index is located at page 5.



    Number                           Description

       5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of Class A common stock being registered hereby.

      23.1   Consent of Deloitte & Touche LLP.

      23.2   Consent of Kirkland & Ellis (included in Exhibit 5.1).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester Hills, State of Michigan, on June 26, 2003.


                                     DURA AUTOMOTIVE SYSTEMS, INC.



                                     By:    /s/  DAVID R. BOVEE
                                           ------------------------------------
                                     Name:  David R. Bovee
                                     Title: Vice President and Chief Financial
                                            Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2003.

                       Signature                                                Title
      /s/  SCOTT D. RUED                                      Chairman and Director
      ----------------------------------------------------
      Scott D. Rued

      /s/  LAWRENCE A. DENTON                                 President, Chief Executive Officer
      ----------------------------------------------------
      Lawrence A. Denton                                      (Principal Executive Officer) and Director

      /s/  KARL F. STORRIE                                    Vice Chairman and Director
      ----------------------------------------------------
      Karl F. Storrie

      /s/  ROBERT E. BROOKER, JR.                             Director
      ----------------------------------------------------
      Robert E. Brooker, Jr.

      /s/  JACK K. EDWARDS                                    Director
      ----------------------------------------------------
      Jack K. Edwards

      /s/  JAMES O. FUTTERKNECHT, JR.                         Director
      ----------------------------------------------------
      James O. Futterknecht, Jr.

      /s/  S.A. JOHNSON                                       Director
      ----------------------------------------------------
      S.A. Johnson

      /s/  J. RICHARD JONES                                   Director
      ----------------------------------------------------
      J. Richard Jones


      /s/  RALPH R. WHITNEY, JR.                              Director
      ----------------------------------------------------
      Ralph R. Whitney, Jr.

      /s/  DAVID R. BOVEE                                     Vice President and Chief Financial Officer
      ----------------------------------------------------
      David R. Bovee                                          (Principal Accounting Officer)


                                  EXHIBIT INDEX


EXHIBIT           DESCRIPTION
NUMBER

5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of Class A common stock being registered hereby.

23.1              Consent of  Deloitte & Touche LLP.

23.2              Consent of Kirkland & Ellis (included in Exhibit 5.1).